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                                    FORM 8-K



                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549




                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 15, 2000



                           DUSA PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)



 NEW JERSEY                        0-19777                     22-3103129
 (State or other                                            (IRS Employer
 jurisdiction of                (Commission                 Identification
 incorporation)                 File Number)                    Number)


                                 25 UPTON DRIVE
                         WILMINGTON, MASSACHUSETTS 01887
          (Address of principal executive offices, including ZIP code)

                                 (978) 657-7500
              (Registrant's telephone number, including area code)



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ITEM 5.  OTHER EVENTS.

         The Registrant, DUSA Pharmaceuticals, Inc., ("DUSA"), has reported that it held its Annual Meeting of Shareholders today at DUSA's Wilmington, Massachusetts headquarters. Dr. D. Geoffrey Shulman, President and CEO, and the rest of the management team reviewed the accomplishments of the past year, and updated shareholders on the outlook for the remainder of this year. Dr. Shulman noted that the launch of DUSA's first product, the Levulan(R) Kerastick(TM) 20% Topical Solution with the BLU-U(TM) for Photodynamic Therapy to treat non-hyperkeratotic actinic keratoses of the face and scalp, which was originally expected in June, 2000, should occur shortly but unlikely to occur during the balance of this month. DUSA is awaiting review by the FDA of the PMA Supplement for the commercial version of its BLU-U(TM) and inspection of its Wilmington facilities which is now being scheduled.

         Except for historical information, this report, including the exhibit contains certain forward-looking statements that involve known and unknown risk and uncertainties, which may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the statements made. These forward-looking statements relate to expectations regarding the launch of DUSA's first product. Such risks and uncertainties include, but are not limited to the regulatory approval process, dependence upon third-party manufacturers of the Kerastick(TM) and the BLU-U(TM), the timing of the launch by Berlex Laboratories, Inc., the U.S. affiliate of Schering AG, of Levulan(R) PDT, ability to develop a market for the products, and other risks identified in DUSA's SEC filings from time to time.


ITEM 7.  FINANCIAL STATEMENTS AND OTHER EXHIBITS.

         (c) Exhibits.

         [99.1] Press Release dated June 15, 2000.







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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    DUSA PHARMACEUTICALS, INC.



Dated: June 15, 2000                By: /s/ D. Geoffrey Shulman
       -------------                    -----------------------
                                            D. Geoffrey Shulman, MD, FRCPC
                                            President, Chief Executive Officer,
                                            and Chief Financial Officer